Exhibit 99.1

FOR FURTHER INFORMATION:

AT TOWER FINANCIAL CORPORATION:

FOR INVESTORS:	FOR MEDIA:
Richard R. Sawyer	Tina Farrington
CFO	Senior Vice President
260-427-7150	260-427-7155
rick.sawyer@towerbank.net	tina.farrington@towerbank.net
TOWER FINANCIAL CORPORATION TO PRESENT AT
MIDWEST 2009 SUPERCOMMUNITY BANK CONFERENCE

FORT WAYNE, INDIANA – February 23, 2009 –

Tower Financial Corporation (Nasdaq:TOFC), will be presenting at the Midwest 2009 SuperCommunity Bank Conference in Chicago, Illinois, on Tuesday, February 24, 2009. Michael D. Cahill, President and CEO, and Richard R. Sawyer, CFO, are scheduled to present at approximately 4:40 p.m. CT.

The presentation will be webcast and may be accessed at http://www.investorcalendar.com/CEPage.asp?ID=141168. To listen to the live webcast, please go to the website at least fifteen minutes early to download and install any necessary software. The presentation will also be available on Tower Financial Corporation’s website at http://towerbank.net, both live, and in archive, for 30 days following the event.

ABOUT TOWER FINANCIAL CORP.

Tower Financial Corporation is a holding company for two affiliates: Tower Bank & Trust Company and Tower Trust Company, a wealth services firm doing business as Tower Private Advisors. Tower Financial Corporation is located in Northeast Indiana and its common stock is listed on the NASDAQ Global Market under the symbol “TOFC.” As of December 31, 2006, the holding company reported assets in excess of $671.2 million with an additional $567.2 million in assets under management in the wealth services group, Tower Private Advisors.

# # # #

Midwest 2009 SuperCommunity
Bank Conference
February 24-25, 2009

Michael D. Cahill President & CEO Michael.Cahill@towerbank.net 260-427-7013	Richard Sawyer EVP & Chief Financial Officer Rick.Sawyer@towerbank.net 260-427-7150
Tower Financial Corporation
116 East Berry Street
Fort Wayne, IN 46802

Forward-Looking Statements
  This presentation contains some predictive statements about future events, including statements related to conditions in the financial services industry, the economy, and about Tower Financial Corporation and its banking and trust company subsidiaries. These statements are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995.
Such predictive statements are not guarantees of future performance, and actual results could differ materially from our current expectations. Factors that could cause such predictive statements to turn out other than as anticipated or predicted include, among others: changes in general economic conditions affecting the demand for or the cost of credit;
changes in interest rates and in interest rate relationships; the degree of competition by both traditional and non-
traditional competitors; changes in banking regulation; changes in the tax laws; the impact of technological advances;
changes in the national or local economies, including those that affect borrowers’ ability to repay loans; and other factors, including various “risk factors” as set forth in our most recent Annual Report on Form 10‑K and in other reports which we from time to time file with the Securities and Exchange Commission. These reports are available publicly on the SEC website: www.SEC.gov and on Tower Financial Corporation’s website:  www.TOFC.net.
Forward-looking or predictive statements we make are based on our knowledge of our businesses and the environment in which they operate as of the date on which the statements are made. Due to these risks and uncertainties, as well as other matters beyond our control which can affect forward-looking statements, you are cautioned not to place undue reliance on these predictive statements, which speak only as of the date of this presentation. We undertake no duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About Tower Financial
• Ticker symbol: TOFC (Nasdaq Global Market)
• Headquartered in Fort Wayne, Indiana and opened in 1999
• Two subsidiaries:
 − Tower Bank & Trust Company
 − Tower Trust Company
• Six branches in Fort Wayne and one in Warsaw
• As of December 31, 2008:
 − Bank assets: $696.5 million
 − Trust assets under management: $635.3 million

Tower’s Value Proposition
• Deposit market share/efficiency
• Unvalued Trust subsidiary
• Price to book versus peers
• Unvalued HSA business platform

(millions)	As of June 30, 1998		As of June 30, 2008
	Deposits	% of Total	Deposits	% of Total
PNC	$1,197.5	33.3	$621.4	17.1
JPM Chase	1,107.5	30.8	756.2	20.9
Wells Fargo	639.0	17.8	591.9	16.3
“Big 3” Deposits	2,944.0	81.9	1,969.5	54.3
Total Market Deposits	$3,595.0	100.0	$3,626.3	100.0
Source: SNL
Fort Wayne Deposit Market Shares:
1998 to 2008

Deposits in Millions
60.8%
Note: Big 3 lost 27% market share or $974.5 million in deposits.
39.2%
Star Financial
Grabill Bank
Markle Bank
Fifth Third
First Source
Salin
Campbell & Fetter
Charter One
ONB
First Fed of Midwest
Flagstar
Garrett State
State Bank
Lake City
Huntington
$974.5
Fort Wayne Deposit Market Shift:
Tower Share 2008

Note: Star Financial, IAB, First Source, 5/3, and Salin rounds out top ten.
Source: SNL
Deposit Market Share: Efficiency
Top 5 as of June 30, 2008

Note: Based on 4.1 million shares outstanding and 6/30/08 deposits (Fort
Wayne only) of $592.3 million (less brokered deposits of $64.4 miillion).
Deposit Premium Estimates

Note: 5 year CAGR of 15.3%.
Unvalued Trust Subsidiary
Assets Under Management

Note: 5 year CAGR of 22.05%.
Unvalued Trust Subsidiary
Gross Revenues

Note: Based on 4.1 million shares outstanding and average
revenues for 2007 and 2008.
Unvalued Trust Subsidiary
Value Estimate

Note: Price at % of book is based on 1/30/09 stock price and
12/31/08 book values.
$5.30
$8.60
$9.75
$13.40
$11.11
$12.30
$11.03
Price to Book (1/30/09) - Peer

Health Savings Account
Business Platform

Note: The average rate paid for January 2009 is 1.38%.
Health Savings Account
Deposits

Richard Sawyer
EVP & Chief Financial Officer
Midwest 2009 SuperCommunity
Bank Conference

Allowance for loan losses (ALLL) to
Total Loans

Non-performing Assets

= $274
= $1,199
= $1,502
= $13,919
= $2,660
Non-Performing Assets by category

Provision and Net Charge-off’s as a
Percentage of Average Loans

Capital Analysis
(December 31, 2008)

Adequate
Well
Current
4%-4.99%
5% or more
9.69%
Tier 1 Capital / Average Assets
8%-9.99%
10% or more
12.99%
Total Risk Based Capital / Risk Assets
4%-5.99%
6% or more
11.66%
Tier 1 Capital / Risk Assets
Minimum Percentage Requirements
29,390
34,238
66,370
32,132
Tier 1 Capital / Avg. Assets (Leverage)
45,433
56,928
73,934
17,006
Total Risk Based Capital / Risk Assets
22,772
34,157
66,370
32,213
Tier 1 Capital / Risk Assets
Adequate
Well
Current
Excess
Minimum Dollar Requirements
Capital Analysis
(December 31, 2008)

Assets

Loans

$362,877
$386,380
$460,951
$586,770
$600,689
$586,237
Deposits

Earnings Per Share

$15,407
$18,590
$21,747
$25,396
$27,351
$27,276
76.4%
77.0%
80.8%
79.8%
78.8%
76.9%
Total Revenue

Net Interest Margin

$3,642
$4,274
$4,184
$5,126
$5,805
$6,303
Note: 2004 does not include insurance proceeds.
38%
49%
51%
55%
57%
56%
Non-Interest Income

$10,353
$12,400
$14,082
$18,089
$20,731
$20,988
53%
55%
60%
60%
57%
55%
Operating Expenses

Summary

TOFC Market Price = $5.54 as of 2/16/09
Tower’s Value Proposition
• Deposit market share/efficiency $2.58 - $7.73/share
• Unvalued Trust subsidiary $1.35 - $2.25/share
• Price to book versus peers $10.30 - $12.13/share
• Unvalued HSA business platform $??/share

Thank You
Midwest 2009 SuperCommunity
Bank Conference